Exhibit 99.1

CUBIST PHARMACEUTICALS REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•                  Total Net Revenues of $261.2 Million, Up 14% Over Q1 2013; U.S. CUBICIN Net Revenues of $212.2 Million, Up 5% Over Q1 2013

•                  Non-GAAP Adjusted Operating Income of $18.8 Million; GAAP Operating Income of $28.3 Million

•                  Non-GAAP Diluted EPS of $0.10; GAAP Diluted EPS of $0.30

Lexington, Mass., April 22, 2014 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the first quarter ended March 31, 2014.  The Company will host a conference call and webcast today at 5:00 p.m. ET (details below).

Financial highlights for the first quarter of 2014 (unaudited):

•                  Q1 2014 total net revenues were $261.2 million, up 14% compared to $229.9 million in Q1 2013.

•                  U.S. CUBICIN® (daptomycin for injection) net product revenues increased 5% to $212.2 million from $202.0 million in Q1 2013. CUBICIN international revenues were $16.4 million compared to $12.4 million in Q1 2013.

•                  Non-GAAP adjusted operating income was $18.8 million compared to $42.2 million in the first quarter of 2013. GAAP operating income was $28.3 million compared to $9.8 million in the first quarter of 2013.

•                  Non-GAAP diluted earnings per share (EPS) was $0.10 compared to $0.34 in the first quarter of 2013. GAAP diluted EPS was $0.30 compared to $0.09 in the first quarter of 2013.

“As we focus this year on executing against several important regulatory milestones and corporate initiatives, we were very pleased with the FDA Advisory Committee’s unanimous recommendation for the approval of SIVEXTRO,” said Michael Bonney, CEO of Cubist. “We have submitted our new drug application to the FDA for ceftolozane/tazobactam in complicated urinary tract infections and complicated intra-abdominal infections and now have the potential for two promising antibiotic candidates to be approved in the U.S. this year. We have also made great progress on the build-out of our European commercial organization. We have never been more committed, nor better positioned, to arm physicians and their patients across the globe with new treatment options to fight the rising tide of serious and life-threatening pathogens.”

First quarter ENTEREG® (alvimopan) net product revenues were $13.9 million, up 24% compared to $11.2 million in the first quarter of 2013. First quarter U.S. DIFICID® (fidaxomicin) net product revenues were $14.4 million, compared to $16.6 million in the same period last year, which were recorded by Optimer Pharmaceuticals, Inc. (Optimer) prior to Cubist’s acquisition of Optimer in October 2013.

As of March 31, 2014, Cubist had $566.0 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of March 31, 2014, was 75,260,018.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

Recent Pipeline and Corporate Highlights

•                  On April 21, Cubist submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval of its investigational antibiotic ceftolozane/tazobactam in complicated urinary tract and complicated intra-abdominal infections. In the second half of 2014, the Company plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in these indications. Ceftolozane/tazobactam is being developed to treat certain Gram-negative infections, including those caused by Pseudomonas aeruginosa, as well as extended-spectrum beta-lactamase (ESBL)-producing Escherichia coli (E. coli), Klebsiella pneumoniae, and other Enterobacteriaceae. Detailed Phase 3 data will be presented at the European Congress of Clinical Microbiology and Infectious Diseases to be held in May 2014.

•                  On April 1, Cubist appointed Robert J. Perez, President and Chief Operating Officer of Cubist, to its Board of Directors and announced that in accordance with its Corporate Governance Guidelines regarding term limits, three Board members, Dr. Michael B. Wood, Dr. Martin Rosenberg, and J. Matthew Singleton, notified the Company of their intent to retire from the Board effective at the Company’s 2014 Annual Meeting of Stockholders.

•                  On March 31, Cubist announced that the FDA Anti-Infective Drugs Advisory Committee (AIDAC) recommended by a vote of 14-0 approval of the Company’s investigational antibiotic SIVEXTRO™ (tedizolid phosphate) for the treatment of acute bacterial skin and skin structure infections. The AIDAC recommendation is not binding on the FDA, but will help inform the FDA as it completes its Priority Review of the New Drug Application for SIVEXTRO, which has an assigned action date of June 20, 2014.  Additionally, the European Medicines Agency accepted for review Cubist’s Marketing Authorization Application for SIVEXTRO for the treatment of complicated skin and soft tissue infections. A decision from the European Commission is expected during the first half of 2015.

•                  On January 14, Cubist received approval from the Dutch Competent Authority and Ethics Committee to initiate a first-in-human study of CB-618.  CB-618 is a novel, broad-spectrum beta-lactamase inhibitor (BLI) investigational compound. Cubist plans to conduct a first-in-human study of CB-618 in the Netherlands during the first half of 2014.  Part of a research approach by Cubist to identify new BLIs to combat multidrug resistance in Gram-negative pathogens, CB-618, assuming clinical and regulatory success, could help combat resistance to certain beta-lactam antibiotics and treat serious infections, such as those caused by carbapenem-resistant bacteria, including carbapenem-resistant Enterobacteriaceae (CRE).

Use of Non-GAAP Financial Measures

Cubist has presented certain non-GAAP financial measures, including non-GAAP adjusted operating income, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP cost of product revenues, non-GAAP R&D expenses, non-GAAP SG&A expenses, non-GAAP other income (expense) and non-GAAP provision for income taxes. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with Cubist’s GAAP financial statements, because it provides greater transparency regarding Cubist’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cubist’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

***********************CONFERENCE CALL & WEBCAST INFORMATION***********************

CUBIST Q1 2014 FINANCIAL RESULTS

Tuesday, April 22, 2014 at 5:00 pm ET

U.S./Canada Attendee Dial-in: (855) 319-7654

International Attendee Dial-in: (484) 756-4327

Conference ID: 12504774

24-HOUR REPLAY U.S./CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

Conference ID: 12504774

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

https://cubist.webex.com/cubist/onstage/g.php?t=a&d=629311873

Attendee Password: 04222014

Replay will be available for 90 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a global biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Massachusetts, with a central international office located in Zurich, Switzerland. Additional information can be found at Cubist’s web site at www.cubist.com.  Also, connect with Cubist on Twitter @cubistbiopharma and @cubistcareers, LinkedIn, or YouTube.

Cubist Safe Harbor Statement

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: our expected first quarter 2014 financial results; our execution against our short term milestones and initiatives; our progress expanding our international operations; the FDA’s final review of and decision on our SIVEXTRO NDA submission, including that the AIDAC recommendation will help inform the FDA’s review; the expected timing of the FDA’s action date for our SIVEXTRO NDA submission and for the European Commission (EC) reaching a decision on our MAA for SIVEXTRO; the potential for two of our antibiotic candidates to be approved in the U.S. in 2014; the expected timing for submitting an MAA for ceftolozane/tazobactam to the EMA and for presenting detailed ceftolozane/tazobactam Phase 3 data in Europe; the therapeutic potential of our product candidates, including SIVEXTRO, ceftolozane/tazobactam and CB-618; and the expected timing for commencing our planned clinical study of CB-618, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that our final first quarter 2014 financial results will differ materially from our expected results disclosed in this release; that the FDA’s review and decision on our SIVEXTRO NDA submission may be affected by issues not discussed by the AIDAC and the FDA is not bound by and may not agree with the AIDAC’s recommendation; regulatory developments in the U.S. and Europe, including the risk that the FDA, EMA, EC and other foreign regulatory authorities may not agree with our interpretation of the results from the clinical studies of SIVEXTRO and/or ceftolozane/tazobactam, may not approve on a timely basis or at all, our marketing authorization applications for SIVEXTRO and/or ceftolozane/tazobactam or may require additional data, analysis, information or further studies that may not be clinically feasible or financially practicable; our ability to achieve our strategic milestones and initiatives, including as a result of our ability to continue to grow revenues from the sale of CUBICIN, DIFICID and ENTEREG, generic and other competition, manufacturing issues, our ability to successfully develop, gain marketing approval for and commercially launch our product candidates for their planned indications and on their expected timelines, and our ability to discover, in-license or acquire new products and product candidates; any marketing approval for SIVEXTRO and/or ceftolozane/tazobactam may impose significant limitations on its use and additional post-marketing requirements; our ability to obtain adequate pricing and reimbursement levels for SIVEXTRO and/or ceftolozane/tazobactam; our ability to successfully commercialize SIVEXTRO and/or ceftolozane/tazobactam; competitive risks from current and future therapeutic alternatives to SIVEXTRO and/or ceftolozane/tazobactam; our ability to maintain and enforce intellectual property protection for SIVEXTRO, ceftolozane/tazobactam and/or CB-618; additional clinical trials of SIVEXTRO, ceftolozane/tazobactam and/or CB-618, may produce negative or inconclusive results or may not be initiated or conducted in a timely manner; technical difficulties or excessive costs relating to the manufacture or supply of SIVEXTRO, ceftolozane/tazobactam and/or CB-618, including our ability to work with our third party contract manufacturers that manufacture and supply these product candidates on our behalf; our ability to work with, and the performance of our third party contract research organizations that help us conduct our clinical trials; we may encounter other unanticipated or unexpected risks with respect to the development or manufacture of SIVEXTRO, ceftolozane/tazobactam and/or CB-618; the fact that drug discovery and development is complex, time consuming, expensive and fraught with a high risk of failure; and those additional factors discussed in our most recent Annual Report on Form 10-K with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Cubist Pharmaceuticals, Inc.

INVESTORS:

Cubist Pharmaceuticals, Inc.

Eileen C. McIntyre, (781) 860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com

or

MEDIA:

Julie DiCarlo, (781) 860-8777

Senior Director, Corporate Communications

julie.dicarlo@cubist.com

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31, 2014	December 31, 2013
ASSETS
Cash, cash equivalents and investments	$566,011	$578,558
Accounts receivable, net	101,172	123,155
Inventory	124,210	116,829
Property and equipment, net	176,963	177,544
Deferred tax assets, net	84,574	52,108
In-process research and development	896,400	896,400
Goodwill	383,018	383,018
Other intangible assets, net	704,881	721,066
Other assets	95,200	97,143
Total assets	$3,132,429	$3,145,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$210,379	$276,955
Deferred tax liabilities, net	383,716	357,802
Deferred revenue	36,354	37,421
Contingent consideration	190,004	223,322
Debt and other liabilities, net	864,601	856,590
Total liabilities	1,685,054	1,752,090
Total stockholders’ equity	1,447,375	1,393,731
Total liabilities and stockholders’ equity	$3,132,429	$3,145,821

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, expect share and per share data)

	Three Months Ended March 31,
	2014	2013
Revenues:
U.S. CUBICIN product revenues, net	$212,184	$202,045
U.S. DIFICID product revenues, net	14,353	—
U.S. ENTEREG product revenues, net	13,921	11,203
Total U.S. product revenues, net	240,458	213,248
International product revenues	17,027	12,403
Service revenues	—	3,624
Other revenues	3,748	654
Total revenues, net	261,233	229,929

Costs and expenses:
Cost of product revenues	73,541	55,675
Research and development expense	120,603	114,209
Contingent consideration (income) expense	(33,318)	2,053
Selling, general and administrative expense	69,662	48,201
Restructuring charges	2,439	—
Total costs and expenses	232,927	220,138
Operating income	28,306	9,791
Total other expense (income), net	14,087	6,202
Income before income taxes	14,219	3,589
Benefit from income taxes	(10,014)	(2,499)
Net income	$24,233	$6,088

Basic net income per common share	$0.32	$0.09
Diluted net income per common share	$0.30	$0.09

Shares used in calculating:
Basic net income per common share	74,934,776	64,935,601
Diluted net income per common share	85,596,348	67,034,457

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands)

	Three Months Ended March 31,
	2014	2013

Operating income reconciliation: (1)
GAAP operating income	$28,306	$9,791
Cost of product revenues adjustments (1)	15,984	5,387
Research and development expense adjustments (1)	4,722	25,000
Contingent consideration (income) expense	(33,318)	2,053
Selling, general and administrative expense adjustments (1)	661	—
Restructuring charges	2,439	—
Non-GAAP adjusted operating income	$18,794	$42,231
Non-GAAP other expense (income) (2)	5,664	2,595
Non-GAAP provision for income taxes (2)	5,329	13,465
Non-GAAP net income	$7,801	$26,171

(1) Detail on the adjustments included herein is provided in the tables below.

(2) A reconciliation to the most comparable GAAP financial measure is included in the tables below.

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except percentages)

	Three Months Ended March 31,
	2014	2013
Cost of product revenues reconciliation:
GAAP cost of product revenues	$73,541	$55,675
Intangible asset amortization	(14,738)	(4,424)
Inventory fair value step-up	(1,246)	(963)
Non-GAAP cost of product revenues	$57,557	$50,288

Product gross margin reconciliation:
GAAP product gross margin	71.4%	75.3%
Intangible asset amortization	5.7%	2.0%
Inventory fair value step-up	0.5%	0.4%
Non-GAAP product gross margin	77.6%	77.7%

Research and development expenses reconciliation:
GAAP research and development expenses	$120,603	$114,209
Acquisition-related expenses	(3,905)	—
Intangible asset amortization	(817)	—
Upfront license fees	—	(25,000)
Non-GAAP research and development expenses	$115,881	$89,209

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$69,662	$48,201
Acquisition-related expenses	(661)	—
Non-GAAP selling, general and administrative expenses	$69,001	$48,201

Other (income) expense reconciliation:
GAAP other (income) expense	$14,087	$6,202
Non-cash debt discount amortization	(8,423)	(3,607)
Non-GAAP other (income) expense	$5,664	$2,595

Provision (benefit) for income taxes:
GAAP benefit for income taxes	$(10,014)	$(2,499)
Tax adjustment	15,343	15,964
Non-GAAP provision for income taxes	$5,329	$13,465

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2014		2013

Reconciliation of non-GAAP net income:
GAAP net income	$24,233		$6,088
Non-cash debt discount amortization	8,423		3,607
Intangible asset amortization	15,555		4,424
Inventory fair value step-up	1,246		963
Restructuring charges	2,439		—
Acquisition-related expenses	4,566		—
Upfront license fees	—		25,000
Contingent consideration (income) expense	(33,318)		2,053
Tax adjustment	(15,343)		(15,964)
Non-GAAP net income	$7,801		$26,171

Reconciliation of diluted earnings per common share:
GAAP diluted earnings per common share	$0.30		$0.09
Non-GAAP dilutive adjustments	(0.20	)(1)	0.25	(1)
Non-GAAP diluted earnings per common share	$0.10		$0.34

Reconciliation of shares used in diluted earnings per common share calculation:
GAAP shares used in diluted earnings per common share	74,934,776		64,935,601
Non-GAAP dilutive share adjustments	2,818,629	(2)	17,523,008	(3)
Non-GAAP shares used in diluted earnings per common share	77,753,405		82,458,609

(1)         Includes impact of non-GAAP adjustments from GAAP net income to non-GAAP net income and add back of interest expense and debt issuance costs on Cubist’s outstanding convertible notes, net of tax effect

(2)         Additional dilutive weighted average shares issuable upon exercise or vesting of Cubist’s outstanding equity awards

(3)         Additional dilutive weighted average shares issuable upon conversion of Cubist’s outstanding convertible notes and exercise or vesting of Cubist’s outstanding equity awards